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                                                                    Exhibit 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




         As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 14, 1997, on our audits of the financial statements and supplemental schedules of the AmeriGas Propane, Inc. Savings Plan for the years ended September 30, 1996 and 1995, included in UGI Corporation's Annual Report on Form 10-K (as amended by Form 10-K/A, Amendment No. 1) for the fiscal year ended September 30, 1996, into UGI Corporation's previously filed Form S-8 Registration Statement No. 33-47319; Form S-3 Registration Statement No. 33-78776; Form S-8 Registration Statement No. 33-61722 and Form S-8 Registration Statement No. 333-22305.





                                                            Arthur Andersen LLP


Chicago, Illinois
March 26, 1997